Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements Forms S-1/A (No. 333-152652) and Form S-8 (No. 333-159883) of Liberator Medical Holdings, Inc., of our report dated January 13, 2011, with respect to the consolidated financial statements of Liberator Medical Holdings, Inc., which report appears in this Annual Report on Form 10-K of Liberator Medical Holdings, Inc., for the year ended September 30, 2010.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida
January 13, 2011